SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT April 28, 2005
Commission File No. 0-8862

First Hartford Corporation
(Exact name of registrant as specified in its charter)

Maine -------------------------------- (State of Incorporation)	01-00185800 ------------------------ (I.R.S. Identification)

149 Colonial Road, Manchester, Connecticut ----------------------------------------------- (Address of principal executive offices)	06040 ------------------------ (Zip Code)

(860) 646-6555
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(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FIRST HARTFORD CORPORATION - 8K

Item 1.01 - Entry into a Material Definitive Agreement.

Item 2.03 - Creation of a direct financial obligation under an off balance sheet, an arrangement of a Registrant.

On April 28, 2005 - Cranston Parkade, LLC a 50% owned subsidiary of the company has purchased the 50% interest it didn't own in the Cranston/BVT Associates, LP as well as the outstanding 50% interest in the General Partner C/BVT, Inc., giving the company a 50% interest in the Cranston shopping center.  Cranston Parkade paid $6,000,000 for the interest it purchased which was paid out of a refinancing of the shopping center owned by Cranston/BVT, LP.

The refinancing handled by Bears Sterns defeased a mortgage of $24,659,000 and had a cost of defeasants of $1,927,000.  The mortgage matured July 2007 and had a 6.75% interest rate.

The new mortgage of $36,000,000 is due in 10 years with a 25 year amortization and has an interest rate of 5.603%.  Closing cost of approximately $225,000 included an environmental insurance policy of $104,000.

After all funds that the partners and/or partnership had advanced for the closing were returned, including $280,000 advances by and repaid to Mr. Ellis (president of the company).   The company has received a cash distribution of approximately $1,500,000.

First Hartford Corporation

/s/ Stuart I. Greenwald
Stuart I. Greenwald
Title Treasurer